Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30024, 333-34810, 333-39456, 333-108065, 333-133870, 333-133871 and 333-171037), Form S-3 (No. 333-138600) and Form S-4 (No. 333-131541) of EarthLink, Inc. of our report dated  March 22, 2010, relating to the consolidated financial statements of ITC^DeltaCom, Inc., which report is incorporated by reference  in the Form 8-K of EarthLink, Inc. dated December 8, 2010.

/s/ BDO USA LLP
(formerly known as BDO Seidman, LLP)

Atlanta, Georgia
February 23, 2011